                                  AMENDMENT
                                    to the
                  AMENDED AND RESTATED DECLARATION OF TRUST
                                      of
                         OPPENHEIMER INTEGRITY FUNDS

      This  Amendment  is made as of  December  23,  2004,  to take  effect on
January  21,  2005,  to the  Amended  and  Restated  Declaration  of  Trust of
Oppenheimer  Integrity  Funds (the "Trust"),  dated as of October 14, 2002, by the duly  authorized  individual  executing  this  Amendment  on behalf of the
Trustees of the Trust.

      WHEREAS, the Trustees established  Oppenheimer  Integrity Funds, a trust fund under the laws of the Commonwealth of  Massachusetts,  currently with one series,  Oppenheimer  Bond Fund, for the investment and  reinvestment of funds contributed  thereto,  under a Declaration of Trust dated March 9, 1982, under the name  "Oppenheimer  Integrity  Funds," as amended from time to time and as most  recently  amended and restated by Amended and Restated  Declarations  of
Trust dated April 12, 2001 and October 14, 2002;

      WHEREAS,  the Trustees,  acting  pursuant to Section 12 of ARTICLE NINTH and  Section  4 of  ARTICLE  SEVENTH,  of the  Trust's  Amended  and  Restated
Declaration  of Trust  dated  October  14,  2002,  desire to make a  permitted change to said Amended and Restated  Declaration of Trust without  shareholder approval  to change  the name of the  series  "Oppenheimer  Bond Fund" and the address of the Trust as established under the Declaration of Trust;

      NOW,  THEREFORE,  the Trust's Amended and Restated  Declaration of Trust
is amended as follows:

      ARTICLE FIRST of the Trust's  Amended and Restated  Declaration of Trust
is hereby amended by changing the address of the Trust, as follows:

            6803 South Tucson Way, Centennial, CO 80112.

      ARTICLE FOURTH,  Part 3 of the Trust's Amended and Restated  Declaration
of  Trust  is  hereby  amended  by  changing  the  name  of  its  Series  from
"Oppenheimer Bond Fund" to "Oppenheimer Core Bond Fund."

      Acting  pursuant  to  Section  12 of  ARTICLE  NINTH,  and  Section 4 of
ARTICLE SEVENTH,  the undersigned signs this amendment by and on behalf of the
Trustees.

                                          Oppenheimer Integrity Funds

                                          By:     /s/ Wayne W. Miao

                                               ---------------------------------
                                                  Wayne W. Miao
                                                  Assistant Secretary